Exhibit 32(a)

Certification of

Chief Executive Officer

Of 99 Cents Only Stores LLC

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the transition report on Form 10-K (the “Report”) for the period ended January 31, 2014 of 99 Cents Only Stores LLC (the “Issuer”).

I, Stéphane Gonthier, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

(i) the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: April 21, 2014

By:	/s/ Stéphane Gonthier
Name:	Stéphane Gonthier
Title:	President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C 1350) and is not being filed as part of the Report or as a separate disclosure document.